China Wind Energy, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of April 31, 2008

					China Wind
	China Wind	Harbin Sanye	Pro Forma		Proforma
	Historical	Historical	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$ 15,015	$ 277,599	$ -		$ 292,614
Accounts receivable	-	28,356	-		28,356
Advances to suppliers	-	554,595	-		554,595
Inventory	-	581,645	-		581,645
Prepaids	4,000	14,697	-		18,697
Total current assets	19,015	1,456,892	-		1,475,907
Property and equipment, net	4,818	6,247,298	-		6,252,116
Intangible assets, net	-	730,456	11,791,897	(1)	12,522,353
Goodwill	-	-	9,477,401	(1)	9,477,401
Prepayments and deposits	-	888,653	-		888,653
Due from related parties	-	1,984,821	-		1,984,821
Total assets	$ 23,833	$ 11,308,120	$ 21,269,298		$ 32,601,251
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$ 51,891	$ 264,527	$ -		$ 316,418
Loans from shareholders	49,270	-	-		49,270
Customer deposit	-	57,373	-		57,373
Other payables	-	117,549	-		117,549
Short term loans	-	75,088	-		75,088
Due to related parties	-	3,980	-		3,980
Other advance receipts	-	7,442,393	-		7,442,393
Total current liabilities	101,161	7,960,910	-		8,062,071
Minority interest in Harbin Sanye	-	-	4,396,508	(1)	4,396,508
Stockholders' equity
Common stock	3,691	10,855,232	(10,855,232)	(1)	5,191
Additional paid-in capital	117,202	-	20,218,500	(1)	20,335,702
Accumulated other comprehensive income	4,399	477,826	(477,826)	(1)	4,399
Accumulated deficit	(202,620)	(7,985,848)	7,985,848	(1)	(202,620)
Total stockholders' equity (deficit)	(77,328)	3,347,210	16,872,790		20,142,672
Total liabilities and stockholder's equity (deficit)	$ 23,833	$ 11,308,120	$ 21,269,298		$ 32,601,251

China Wind Energy, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Nine Months Ended April 30, 2008

					China Wind
	China Wind	Harbin Sanye	Pro Forma		Proforma
	Historical	Historical	Adjustments		Consolidated
Revenue	$ -	$ 300,490	$ -		$ 300,490
Cost of Goods Sold	-	461,770	-		461,770
Gross Loss	-	(161,280)	-		(161,280)
Selling expenses	-	23,543	-		23,543
General and administrative	72,345	241,735	-		314,080
Reverse of allowance of obsolescence	-	(195,468)	-		(195,468)
Amortization	-	14,822	260,136	(2)	274,958
Depreciation	447	6,910	-		7,357
Professional fees	91,680	-	-		91,680
Write-off of inventory	331	-	-		331
Loss from operations	(164,803)	(252,822)	(260,136)		(677,761)
Other income (expenses)
Interest income	-	6,061	-		6,061
Interest expense	-	(20,490)	-		(20,490)
Loss on physical inventory	-	(32,668)	-		(32,668)
Sundry expense, net	-	(526)	-		(526)
Total other income	-	(47,623)	-		(47,623)
Loss before minority interest	(164,803)	(300,445)	(260,136)		(725,384)
Loss attributable to minority interest	-	-	100,120	(3)	100,120
Net loss	$ (164,803)	$ (300,445)	$ (160,016)		$ (625,264)
Basic and diluted net loss per share	$ (0.00)				$ (0.01)
Weighted average shares outstanding	36,891,739		15,000,000	(1)	51,891,739

China Wind Energy, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended July 31, 2007

		Harbin			China Wind
	China Wind	Sanye	Pro Forma		Proforma
	Historical	Historical	Adjustments		Consolidated
Revenue	$ -	$ 282,026	$ -		$ 282,026
Cost of Goods Sold	-	343,133	-		343,133
Gross Loss	-	(61,107)	-		(61,107)
Operating Expenses
Selling expenses	-	63,542	-		63,542
General and administrative	2,740	317,226	-		319,966
Provision for allowance of obsolescence	-	886	-		886
Write-down of advances to suppliers	-	317,003	-		317,003
Amortization	-	13,606	346,848	(2)	360,454
Depreciation	-	10,702	-		10,702
Professional fees	35,077	-	-		35,077
Loss from operations	(37,817)	(784,072)	(346,848)		(1,168,737)
Other income (expenses)
Interest income	-	115	-		115
Interest expense	-	(1,540)	-		(1,540)
Loss on disposal of fixed assets	-	(2,506)	-		(2,506)
Gain on physical inventory	-	57,486	-		57,486
Sundry expense, net	-	(35,017)	-		(35,017)
Total other income	-	18,538	-		18,538
Loss before minority interest	(37,817)	(765,534)	(346,848)		(1,150,199)
Loss attributable to minority interest	-	-	198,671	(3)	198,671
Net loss	$ (37,817)	$ (765,534)	$ (148,177)		$ (951,528)
Basic and diluted net loss per share	$ (0.00)				$ (0.02)
Weighted average shares outstanding	36,887,250		15,000,000	(1)	51,887,250

Notes to Unaudited Pro Forma Consolidated Financial Statements

     As previously announced, on May 16, 2008 China Wind Energy Inc. (the “Company”) entered into a share exchange agreement (the "Share Exchange Agreement") with Power Profit Technology Development Limited, a company incorporated under the laws of Hong Kong, People’s Republic of China (“Power Profit”), and Wan Yi Tse, the holder of 100% of the issued and outstanding registered share capital of Power Profit.

     Pursuant to the Share Exchange Agreement, on May 26, 2008, the Company completed the acquisition of 100% of the equity interests of Power Profit and 82.14% of the equity interests of its subsidiary, Harbin Sanye Wind Energy Technology Co., Ltd. (formerly Harbin Lian Chuang Co., Ltd)(“Harbin Sanye”). Harbin Sanye is a company incorporated under the laws of the People’s Republic of China. Together, Power Profit and Harbin Sanye become the subsidiaries of the Company. Power Profit becomes the Company’s wholly owned subsidiary and Harbin Sanye becomes the Company’s majority owned subsidiary.

     Pursuant to the terms of the Share Exchange Agreement, the Company issued 15,000,000 shares of its common stock to Wan Yi Tse, or her designees, in exchange for 100% of Power Profit’s issued and outstanding registered share capital. Power Profit owns 72,660,000 common shares of Harbin Sanye, representing 82.14% of the registered share capital of Harbin Sanye.

     The unaudited “China Wind Energy Consolidated” financial data has been prepared to give effect to China Wind’s acquisition of Harbin Sanye. Information under the heading “Pro Forma Adjustments” gives effect to the adjustments related to the acquisition of Harbin Sanye. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of China Wind’s future operations.

     China Wind will account for this merger using the purchase method of accounting for business combinations. Under the purchase method of accounting, China Wind is deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with GAAP. The purchase method of accounting requires that assets acquired and liabilities assumed by China Wind be recorded at their estimated fair values.

Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet includes the following adjustments:

     (1) These adjustments reflect the elimination of the components of Harbin Sanye’s historical stockholders’ equity, the purchase price paid by China Wind and adjustments to the historical book values of Harbin Sanye’s assets and liabilities as of April 30, 2008 to their estimated fair values, in accordance with purchase accounting. The following table represents the allocation of the total purchase price of Harbin Sanye to the assets acquired and the liabilities assumed based on the estimates of fair value.

	Amount
Shares of China Wind common stock issued to Harbin Sanye	15,000,000	(i)
Average China Wind common stock price	$ 1.35	(i)
Total purchase price	$ 20,220,000
Plus: Estimated fair value of Harbin Sanye's liabilities:
Current liabilities	$ 7,960,910
Minority interest in Harbin Sanye	4,396,508	(ii)
Total purchase price plus liabilities assumed	$ 32,577,418
Estimated fair value of Harbin Sanye's assets:
Current assets	$ 1,456,892
Prepayments and deposits	888,653
Due from related parties	1,984,821
Property and equipment, net	6,247,298
Intangible assets, net	12,522,353
Goodwill	9,477,401	(iii)
Total fair value of Harbin Sanye's assets	$ 32,577,418

     (i) Under the terms of the Share Exchange Agreement, the total consideration for the shares of Power Profit was 15,000,000 common shares of China Wind for 100% of the share capital of Power Profit. Power Profit owns 82.14% of the registered  share capital of Harbin Sanye. The total consideration given was valued at $20,220,000 based upon China Wind’s average common stock price of $1.35. The average stock price was based upon the average closing prices of China Wind’s common stock during the five business days commencing two days before the share exchange was announced.

     (ii) The total purchase price represents the consideration given for an 82.14% ownership interest in Harbin Sanye. The minority interest in Harbin Sanye represents the value of the remaining 17.86% interest in Harbin Sanye.

     (ii) The allocation of the purchase price includes $9,477,401 of goodwill. Goodwill represents the excess of the purchase price paid by China Wind for Harbin Sanye over the estimated fair market value of the tangible net assets acquired.

The unaudited pro forma consolidated statements of operations include the following adjustments:

     (2) This adjustment was to adjust the historical amortization based upon the allocation of the purchase price to the land use right’s fair value. The land use rights are amortized on a straight line basis over 40 years.

     (3) This adjustment was to record the 17.86% minority interest owner’s portion of Harbin Sanye’s net loss. The minority interest owner’s portion of the additional amortization from Adjustment (2) was included in this adjustment.